Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 71	Trade Date: 12/8/2003
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 12/11/2003

The date of this Pricing Supplement is December 8, 2003

CUSIP or Common Code:	41013MZC7	41013MZD5	41013MZE3	41013MZF0	41013MZG8

Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$685,687.50	$3,224,000.00	$415,800.00	$5,065,082.00	$1,157,564.00

Discounts and Commissions:	0.625%	0.800%	1.000%	1.400%	1.400%

Reallowance:	0.150%	0.150%	0.150%	0.200%	0.200%

Dealer:	99.500%	99.350%	99.200%	98.800%	98.800%

Maturity Date:	12/15/2006	12/15/2007	1/15/2009	12/15/2011	12/15/2011

Stated Annual Interest Rate:	2.800%	3.300%	3.750%	Step: 3.100% through 12/14/2005, and 6.000% thereafter (unless called)	4.550%

Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly	Monthly

First Payment Date:	1/15/2004	1/15/2004	1/15/2004	1/15/2004	1/15/2004

Additional Amounts:	N/A	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	Yes	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	12/15/2005 Callable one time only at 100% on call date above with 30 days notice.	N/A

Original Issue Discount[1]:	N/A	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc.

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 71	Trade Date: 12/8/2003
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 12/11/2003

The date of this Pricing Supplement is December 8, 2003

CUSIP or Common Code:	41013MZH6	41013MZJ2	41013MZK9	41013MZL7

Price to Public:	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$2,485,155.00	$4,007,617.50	$6,009,360.00	$9,565,510.00

Discounts and Commissions:	1.500%	1.750%	2.000%	2.750%

Reallowance:	0.200%	0.275%	0.350%	0.350%

Dealer:	98.800%	98.600%	98.350%	97.600%

Maturity Date:	12/15/2013	12/15/2015	12/15/2018	12/15/2028

Stated Annual Interest Rate:	5.000%	5.500%	5.750%	5.900%

Interest Payment Frequency:	Semi	Semi	Semi	Quarterly

First Payment Date:	6/15/2004	6/15/2004	6/15/2004	3/15/2004

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	Yes	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	6/15/2006 Callable one time only at 100% on call date above with 30 days notice.	12/15/2006 Callable one time only at 100% on call date above with 30 days notice.	3/15/2009 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.